Exhibit 99.1

Eos Energy Announces Launch of Proposed $40M Public Offering

December 14, 2023

EDISON, N.J., Dec. 14, 2023 (GLOBE NEWSWIRE) — Eos Energy Enterprises, Inc. (NASDAQ: EOSE) (“Eos” or the “Company”), a leading provider of safe, scalable, efficient, and sustainable zinc-based long duration energy storage systems, today announced a proposed underwritten public offering in which it intends to offer and sell (i) shares of its common stock and (ii) accompanying common warrants to purchase shares of common stock. All of the shares of common stock and accompanying common warrants are being offered by Eos. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

TD Cowen and Stifel are acting as joint bookrunning managers in the proposed offering.

The securities are being offered by Eos pursuant to a registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission (“SEC”).  A preliminary prospectus supplement and accompanying base prospectus relating to and describing the terms of the proposed offering will be filed with the SEC. Copies of the preliminary prospectus supplement and accompanying base prospectus may also be obtained, when available, from: Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, by email at Prospectus_ECM@cowen.com or by telephone at (833) 297-2926; or Stifel, Nicolaus & Company, Incorporated, Attention: Prospectus Department, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at (415) 364-2720 or by email at syndprospectus@stifel.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or other jurisdiction.

About Eos Energy Enterprises

Eos Energy Enterprises is a leading provider of safe, scalable, and sustainable zinc-based battery storage systems. With a mission to deliver energy storage solutions that are efficient, reliable, and environmentally friendly, Eos is at the forefront of revolutionizing the global energy storage landscape. Eos’ pioneering technology offers a cost-effective and scalable alternative to other stationary storage systems, enabling a clean energy future with improved grid reliability and resilience.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the completion of the proposed offering, the size of the offering and the anticipated gross proceeds of the offering, or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Factors which may cause actual results to differ materially from current expectations include, but are not limited to: risks and uncertainties related to market and other conditions and the satisfaction of customary closing conditions related to the proposed public offering; the anticipated size of the offering and use of the proceeds of the offering which could change as a result of market conditions or for other reasons; changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to raise financing in the future; our customer’s ability to secure project financing; the amount of final tax credits available to our customers or to Eos Energy Enterprises, Inc. pursuant to the Inflation Reduction Act; uncertainties around our ability to secure conditional commitment in a timely manner or at all, or final approval of a loan from the Department of Energy, the Loan Programs Office, or the timing of funding and the final size of any loan if approved; the possibility of a government shutdown while we remain in the due diligence phase with the U.S. Department of Energy Loan Programs Office or while we await notice of a decision regarding the issuance of a loan from the Department Energy Loan Programs Office; our ability to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in our revenue and operating results; competition from existing or new competitors; the failure to convert firm order backlog and pipeline to revenue; risks associated with security breaches in our information technology systems; risks related to legal proceedings or claims; risks associated with evolving energy policies in the United States and other countries and the potential costs of regulatory compliance; risks associated with changes to U.S. trade environment; risks resulting from the impact of global pandemics, including the novel coronavirus, Covid-19; our ability to maintain the listing of our shares of common stock on NASDAQ; our ability to grow our business and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees; risks related to adverse changes in general economic conditions, including inflationary pressures and increased interest rates; risk from supply chain disruptions and other impacts of geopolitical conflict; changes in applicable laws or regulations; and other risks and uncertainties. The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in the Company’s most recent filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K, including those under the heading “Risk Factors” therein, and other factors identified in Eos’s prior and future SEC filings with the SEC, available at www.sec.gov.

Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Investors:	ir@eose.com
Media:	media@eose.com